UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2008

MAC FILMWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-70526	74-2820999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Riverway, 18th Floor
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 748-3277
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01          Entry into a Material Definitive Agreement

On July 1, 2008, Mac FilmWorks, Inc. (the “Company”) entered into a letter of intent (the “Letter of Intent”) to acquire Sahara Media, Inc. (“Sahara”).  Sahara is the owner and operator of Honey Magazine, a publication that targets women ages 18-34.

Under the transactions contemplated under the Letter of Intent, the Company is expected to acquire all of the outstanding capital stock of Sahara in exchange for shares of the Company’s common stock either through a merger or reorganization, resulting in a change of control transaction. The closing of the acquisition is subject to the ability of Sahara to obtain a minimum of $3 million of financing from investors.

Subject to the satisfaction of the certain conditions and other customary conditions, the definitive agreement is expected to be entered into by August 1, 2008 and the acquisition and financing is expected to close by October 1, 2008.

Sahara paid the Company $25,000 to act exclusively with Sahara until September 1, 2008.  Other than the exclusivity clause and other provisions regarding good faith and confidentiality, the Letter of Intent is non binding.  Therefore, there can be no assurance that the acquisition will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC FILMWORKS, INC.

Date: July 2, 2008	By:	/s/ DWAYNE DESLATTE
Dwayne Deslatte
President

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